Exhibit 21



Name of Subsidiary                 Community Bank of Southern Indiana,

Address of Subsidiary              202 East Spring Street
                                            New Albany, Indiana  47150

State of Incorporation             Indiana


Currently doing business as Community Bank of Southern Indiana



Name of Subsidiary                 First Community Service Corporation

Address of Subsidiary              202 East Spring Street
                                            New Albany, Indiana  47150

State of Incorporation             Indiana


Currently doing business as First Community Service Corporation.



Name of Subsidiary                 Heritage Bank of Southern Indiana,

Address of Subsidiary              201 West Court Avenue
                                            Jeffersonville, Indiana  47131

State of Incorporation             Indiana


Currently doing business as Heritage Bank of Southern Indiana
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